Simpson Manufacturing Co., Inc. and Subsidiaries
            Consent of Independent Certified Public Accountants

                                Exhibit 23


We consent to the incorporation by reference in the Registration Statement on Forms S-8 (File No. 33-85662 and File No. 33-90964) of Simpson
Manufacturing Co., Inc. of our report dated February 2, 2000, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP

San Francisco, California
March 28, 2000